Exhibit 99.1

American Realty Capital Properties, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

The following unaudited pro forma Consolidated Balance Sheet is presented as if American Realty Capital Properties, Inc. (the “Company” or “ARCP”) had acquired the following on June 30, 2013: (i) CapLease, Inc. (“CapLease”); (ii) American Realty Capital Trust IV, Inc. (“ARCT IV”), including ARCT IV's acquisition of a portfolio of 578 properties to be acquired from affiliates of GE Capital, the majority of which were acquired subsequent to June 30, 2013 (“ARCT IV GE Capital Portfolio”); (iii) the individual properties purchased by ARCP and ARCT IV from July 1, 2013 to September 30, 2013, including the related financing thereon; (iv) a portfolio of 120 properties to be acquired through AR Capital, LLC, which will be acquired from Fortress Investment Group, LLC (the “Fortress Portfolio”); of the 120 properties, 41 were acquired subsequent to June 30, 2013 and the acquisition of the remaining properties is considered to be probable; (v) the equity interests in 67 companies to be acquired through AR Capital, LLC, which will be acquired from Inland American Real Estate Trust, Inc. (the “Inland Portfolio”). The Inland Portfolio includes 33 buildings, including 2 multi-tenant buildings; of the 33 buildings, 5 were acquired subsequent to June 30, 2013 and the acquisition of the remaining buildings is considered to be probable; and (vi) Cole Real Estate Investments, Inc. (“Cole”).

The Company purchased a portfolio of 477 properties from an affiliate of GE Capital Corp. (“the GE Capital Portfolio”) which closed on June 27, 2013. Therefore, the GE Capital Portfolio information is included in the ARCP Consolidated Balance Sheet as of June 30, 2013, and is presented in the unaudited pro forma Consolidated Statements of Operations for the six months ended June 30, 2013 and year ended December 31, 2012 as if the GE Capital Portfolio had been purchased at the beginning of the fiscal year presented and carried through the interim period presented.

In conjunction with the merger with CapLease, the Company will redeem all the outstanding shares of CapLease’s preferred stock for $25.00 per share as well as exchange all of the outstanding shares of CapLease’s common stock including common stock equivalents (partnership units and restricted shares) for $8.50 per share in exchange for all of the assets and liabilities of CapLease (“CapLease Merger”). The CapLease Merger is expected to close in the fourth quarter of 2013. However, as of the date of this report, the consummation of the CapLease Merger has not yet occurred and, although the Company believes that the completion of the CapLease Merger is probable, the closing of the CapLease Merger is subject to customary conditions, and therefore there can be no assurance that the CapLease Merger will be consummated. Accordingly, the Company cannot assure that the CapLease Merger as presented in the unaudited pro forma Consolidated Balance Sheet and unaudited pro forma Consolidated Statements of Operations will be completed based on the terms of the CapLease Merger or at all.

In conjunction with the merger of ARCP with ARCT IV (the “ARCT IV Merger”), the Company will exchange all of the outstanding shares of ARCT IV’s common stock for (i) $9.00 to be paid in cash plus (ii) 0.5190 shares of the Company’s common stock, par value $0.01 per share and (iii) 0.5937 share of Series F Preferred Stock (“Series F Preferred Stock”), par value $0.01 per share.

ARCP and ARCT IV are considered to be variable interest entities under common control. Both companies’ advisors are wholly owned subsidiaries of the companies’ sponsor, AR Capital, LLC. The sponsor and its related parties have ownership interests in ARCP through the ownership of shares of common stock and other equity interests. In addition, the advisors of both companies are contractually eligible to charge significant fees for their services to both of the companies including asset management fees, fees for the arrangement of financing and incentive fees and other fees. Due to the significance of these fees, the advisors and ultimately the sponsor are determined to have a significant economic interest in both companies in addition to having the power to direct the activities of the companies through the advisory agreements, which qualifies them as variable interest entities under common control in accordance with Accounting Principles Generally Accepted in the United States of America (“U.S. GAAP”). The acquisition of an entity under common control is accounted for on the carryover basis of accounting whereby the assets and liabilities of the companies are recorded upon the merger on the same basis as they were carried by the companies on the merger date.

The ARCT IV Merger is expected to close in the fourth quarter of 2013. However, as of the date of this report, the consummation of the ARCT IV Merger has not yet occurred and although the Company believes that the completion of the ARCT IV Merger is probable, the closing of the ARCT IV Merger is subject to a vote by the common stockholders of ARCT IV and other customary conditions, and therefore there can be no assurance that the ARCT IV Merger will be consummated. Accordingly, the Company cannot assure that the ARCT IV Merger as presented in the unaudited pro forma Consolidated Balance Sheet and unaudited pro forma Consolidated Statements of Operations will be completed based on the terms of the ARCT IV Merger or at all.

As of the date of this report, 79 of the Fortress Portfolio properties had not been acquired by the Company. The purchase and sale agreement includes provisions that allow the Company to exclude certain properties based on criteria related to issues with obtaining clear title to the property and obtaining satisfactory environmental reports among other provisions. Therefore, the Company cannot assure that all 79 properties in the Fortress Portfolio presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet or the Unaudited Pro Forma Consolidated Statements of Operations will be included in the final purchased portfolio. Although the closing of the remainder of the acquisition is subject to certain conditions, including the completion of due diligence, there can be no assurance that the Company will acquire any or all of the remaining 79 properties, however, the Company believes that the completion of such acquisitions is probable.

As of the date of this report, 28 of the Inland Portfolio properties had not been acquired by the Company. The purchase and sale agreement includes provisions that allow the Company to exclude certain properties based on criteria related to issues with obtaining clear title to the property and obtaining satisfactory environmental reports among other provisions. Therefore, the Company cannot assure that all 28 properties in the Inland Portfolio presented in the accompanying Unaudited Pro Forma Consolidated Balance Sheet or the Unaudited Pro Forma Consolidated Statements of Operations will be included in the final purchased portfolio. Although the closing of the remainder of the acquisition is subject to certain conditions, including the completion of due diligence, there can be no assurance that the Company will acquire any or all of the remaining 28 properties, however, the Company believes that the completion of such acquisitions is probable.

In conjunction with the merger with Cole, the Company will exchange all of the outstanding shares of Cole’s common stock including common stock equivalents (shares held in escrow, restricted shares and performance share units) for (i) $13.82 to be paid in cash, up to a maximum of 20% of Cole common stock outstanding or (ii) 1.0929 shares of the Company’s common stock, par value $0.01 per share, in exchange for all of the assets and liabilities of Cole (“Cole Merger”). The unaudited pro forma consolidated balance sheet below has been prepared with the assumption that the Company has been determined to be the acquirer under U.S. GAAP and that 20% of Cole’s outstanding common stock will be paid in cash and 80% of the outstanding common stock will be converted to the Company’s common shares. Although these represent estimates of the percentage of Cole’s outstanding common stock that will be converted to cash or exchanged for shares, the actual percentages will not be known until the close of the merger. The Cole Merger is expected to close in the first quarter of 2014. However, as of the date of this report, the consummation of the Cole Merger has not yet occurred and, although the Company believes that the completion of the Cole Merger is probable, the closing of the Cole Merger is subject to stockholder approval from both the Company’s and Cole’s stockholder and other customary conditions, and therefore there can be no assurance that the Cole Merger will be consummated. Accordingly, the Company cannot assure that the Cole Merger as presented in the unaudited pro forma Consolidated Balance Sheet and unaudited pro forma Consolidated Statements of Operations will be completed based on the terms of the Cole Merger or at all.

This financial statement should be read in conjunction with the unaudited pro forma Consolidated Statement of Operations and the Company’s historical financial statements and notes thereto. The pro forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the individual properties, CapLease, ARCT IV, including the ARCT IV GE Capital Portfolio, the Fortress Portfolio, the Inland Portfolio or Cole as of June 30, 2013, nor does it purport to present the future financial position of the Company.

American Realty Capital Properties, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

June 30, 2013

(In thousands)

	ARCP Historical (1)	Subsequent Activity Adjustments (2)		ARCP as Adjusted	CapLease Historical (3)	CapLease Merger Related Adjustments (4)		ARCP as Adjusted with CapLease Pro Forma	ARCT IV Historical (5)	ARCT IV Subsequent Activity Adjustments (6)		ARCT IV GE Capital Portfolio (7)
Assets
Real estate investments, at cost:
Land	$504,562	$10,367	(13)	$514,929	$235,282	$2,458	(13)	$752,669	$249,931	$8,434	(13)	$245,156	(13)
Buildings, fixtures and improvements	2,043,270	33,097	(13)	2,076,367	1,543,880	16,131	(13)	3,636,378	770,009	108,525	(13)	572,031	(13)
Construction in progress	-	-		-	2,361	-		2,361	-	-		-
Acquired intangible lease assets	318,488	4,916	(13)	323,404	183,939	1,922	(13)	509,265	113,465	17,897	(13)	81,002	(13)
Total real estate investments, at cost	2,866,320	48,380		2,914,700	1,965,462	20,511		4,900,673	1,133,405	134,856		898,189
Less: accumulated depreciation and amortization	(108,765)	-		(108,765)	(336,980)	336,980	(14)	(108,765)	(7,905)	-		-
Total real estate investments, net	2,757,555	48,380		2,805,935	1,628,482	357,491		4,791,908	1,125,500	134,856		898,189
Cash and cash equivalents	10,958	250,866		261,824	24,618	(30,123)		256,319	261,490	(136,060)		(173,556)
Investment in direct financing leases, net	67,518	-		67,518	-	-		67,518	8,892	-		1,973
Investment securities, at fair value	9,920	-		9,920	58,859	-		68,779	68,082	-		-
Investments in unconsolidated entities	-	-		-	-	-		-	-	-		-
Derivatives, at fair value	10,161	-		10,161	-	10,161		41	-	-		-
Loans held for investment, net	-	-		-	24,061	2,544	(15)	26,605	-	-		-
Restricted cash	1,576	-		1,576	302	-		1,878	-	-		-
Leasehold improvements and property and equipment, net	-	-		-	-	-		-	-	-		-
Prepaid expenses and other assets	14,626	-		14,626	73,727	(33,405	)(16)	54,948	50,262	-		-
Deferred costs, net	38,443	10,075		48,518	11,971	(11,971	)(17)	48,518	15,064	-		-
Assets held for sale	6,028	-		6,028	-	-		6,028	-	-		-
Receivable for issuance of common stock	-	-		-	-	-		-	443	-		-
Goodwill and other intangible assets	-	-		-	-	108,947	(18)	108,947	-	-		-
Total assets	$2,916,785	$309,321		$3,226,106	$1,822,020	$393,483		$5,441,609	$1,529,774	$(1,204)		$726,606
Liabilities and Equity
Mortgage notes payable	$269,918	$-		269,918	$991,483	$46,501	(17)	$1,307,902	$2,124	$-		$-
Notes payable	-	-		-	-	-		-	-	-		-
Convertible debt	-	299,391		299,391	-	-		299,391	-	-
Secured term loan	-	-		-	63,045	221	(17)	63,266	-	-		-
Secured credit agreements	-	-		-	99,457	-		99,457	-	-		-
Senior corporate credit facility	600,000	-		600,000	-	956,103	(19)	1,556,103	-	-		-
Credit facilities of acquired companies	-	-		-	-	-		-	-	-		739,112
Convertible senior notes	-	-		-	19,210	(19,210	)(20)	-	-	-		-
Other long-term debt	-	-		-	30,930	(4,176	)(21)	26,754	-	-		-
Contingent considerations	-	-		-	-	-		-	-	-		-
Convertible obligation to Series C Convertible Preferred stockholders	445,000	-		445,000	-	(445,000	)(22)	-	-	-		-
Contingent value rights obligation to preferred and common investors, at fair value	31,134	-		31,134	-	(15,041	)(23)	16,093	-	-		-
Derivatives, at fair value	1,186	-		1,186	-	-		1,186	-	-		-
Accounts payable, accrued expenses and other liabilities	12,060	-		12,060	60,000	(287	)(16)	71,773	5,494	-		-
Deferred rent	5,274	-		5,274	-	-		5,274	1,796	-		-
Acquired below market lease intangibles	-	-		-	-	-		-	-	-		-
Distributions payable	1	-		1	10,138	-		10,139	9,717	-		-
Total liabilities	1,364,573	299,391		1,663,964	1,274,263	519,111		3,457,338	19,131	-		739,112
Preferred stock	8	-		8	150,717	(150,518	)(24)	207	-	-		-
Common stock	1,846	-		1,846	888	(723	)(24)	2,011	709	-		-
Additional paid-in capital	1,801,460	10,609		1,812,069	395,445	72,737	(25)	2,280,251	1,550,697	-		-
Accumulated other comprehensive income (loss)	8,919	-		8,919	(297)	297	(26)	8,919	(1,337)	-
Accumulated deficit	(379,502)	(679	)(27)	(380,181)	-	(46,417	)(27)	(426,598)	(68,175)	(1,204	)(27)	(12,506	)(27)
Total stockholders' equity	1,432,731	9,930		1,442,661	546,753	(124,624)		1,864,790	1,481,894	(1,204)		(12,506)
Non-controlling interests	119,481	-		119,481	1,004	(1,004	)(28)	119,481	28,749	-		-
Total equity	1,552,212	9,930		1,562,142	547,757	(125,628)		1,984,271	1,510,643	(1,204)		(12,506)
Total liabilities and equity	$2,916,785	$309,321		$3,226,106	$1,822,020	$393,483		$5,441,609	$1,529,774	$(1,204)		$726,606

	ARCT IV Merger Related Adjustments (8)		ARCP as Adjusted with CapLease and ARCT IV Pro Forma	Fortress Portfolio (9)		Inland Portfolio (10)		ARCP as Adjusted with CapLease, ARCT IV, Fortress and Inland Pro Forma	Cole Historical (11)	Cole Merger Related Adjustments (12)		ARCP Pro Forma
Assets
Real estate investments, at cost:
Land	$-		$1,256,190	$94,680	(13)	$78,821	(13)	$1,429,691	$1,525,353	$291,964	(13)	$3,247,008
Buildings, fixtures and improvements	-		5,086,943	443,180	(13)	368,947	(13)	5,899,070	4,615,184	883,380	(13)	11,397,634
Construction in progress	-		2,361	-		-		2,361	-	-		2,361
Acquired intangible lease assets	-		721,629	67,565	(13)	65,262	(13)	854,456	1,013,445	193,981	(13)	2,061,882
Total real estate investments, at cost	-		7,067,123	605,425		513,030		8,185,578	7,153,982	1,369,325		16,708,885
Less: accumulated depreciation and amortization	-		(116,670)	-		-		(116,670)	(409,754)	409,754	(14)	(116,670)
Total real estate investments, net	-		6,950,453	605,425		513,030		8,068,908	6,744,228	1,779,079		16,592,215
Cash and cash equivalents	11,315	(29)	219,508	-		-		219,508	167,474	(123,671	)(37)	263,311
Investment in direct financing leases, net	-		78,383	-		-		78,383	-	-		78,383
Investment securities, at fair value	-		136,861	-		-		136,861	268,017	-		404,878
Investments in unconsolidated entities	-		-	-		-		-	94,932	-		94,932
Derivatives, at fair value	-		10,202	-		-		10,202	2,177	-		12,379
Loans held for investment, net	-		26,605	-		-		26,605	90,464	5,936	(15)	123,005
Restricted cash	-		1,878	-		-		1,878	25,502	-		27,380
Leasehold improvements and property and equipment, net	-		-	-		-		-	21,295	-		21,295
Prepaid expenses and other assets	1,070	(30)	106,280	-		-		106,280	143,555	(78,810	)(16)	171,025
Deferred costs, net	-		63,582	-		-		63,582	61,835	(61,835	)(17)	63,582
Assets held for sale	-		6,028	-		-		6,028	-	-		6,028
Receivable for issuance of common stock	-		443	-		-		443	-	-		443
Goodwill and other intangible assets	-		108,947	-		-		108,947	293,694	1,692,720	(18)	2,095,361
Total assets	$12,385		$7,709,170	$605,425		$513,030		$8,827,625	$7,913,173	$3,213,419		$19,954,217
Liabilities and Equity
Mortgage notes payable	$755,000	(35)	$2,065,026	$112,258	(36)	$319,676	(36)	$2,496,960	$2,674,619	$-		$5,171,579
Notes payable	-		-	-		-		-	-	-
Convertible debt	-		299,391	-		-		299,391	-	-		299,391
Secured term loan	-		63,266	-		-		63,266	-	-		63,266
Secured credit agreements	-		99,457	-		-		99,457	-	-		99,457
Senior corporate credit facility	(61,982	)(31)	1,494,121	199,866	(19)	-		1,693,987	-	-		1,693,987
Credit facilities of acquired companies	-		739,112	-		-		739,112	700,000	-		1,439,112
Convertible senior notes	-		-	-		-		-	-	-		-
Other long-term debt	-		26,754	300,000	(32)	202,147	(32)	528,901	126,809	1,250,000	(38)	1,905,710
Contingent considerations	-		-	-		-		-	211,143	(211,143	)(39)	-
Convertible obligation to Series C Convertible Preferred stockholders	-		-	-		-		-	-	-		-
Contingent value rights obligation to preferred and common investors, at fair value	-		16,093	-		-		16,093	-	-		16,093
Derivatives, at fair value	-		1,186	-		-		1,186	17,940	-		19,126
Accounts payable, accrued expenses and other liabilities	-		77,267	-		-		77,267	93,070	-		170,337
Deferred rent	-		7,070	-		-		7,070	73	-		7,143
Acquired below market lease intangibles	-		-	-		-		-	114,934	-		114,934
Distributions payable	-		19,856	-		-		19,856	28,501	-		48,357
Total liabilities	693,018		4,908,599	612,124		521,823		6,042,546	3,967,089	1,038,857		11,048,492
Preferred stock	429	(33)	636	-		-		636	-	636
Common stock	(334	)(33)	2,386	-		-		2,386	4,898	(190	)(40)	7,094
Additional paid-in capital	(650,998	)(33)	3,179,950	-		-		3,179,950	4,416,151	1,935,069	(41)	9,531,170
Accumulated other comprehensive income (loss)	-		7,582	-		-		7,582	18,856	(18,856	)(42)	7,582
Accumulated deficit	(101,887	)(27)	(610,370)	(6,699	)(27)	(8,793	)(27)	(625,862)	(510,539)	258,539	(43)	(877,862)
Total stockholders' equity	(752,790)		2,580,184	(6,699)		(8,793)		2,564,692	3,929,366	2,174,562		8,668,620
Non-controlling interests	72,157	(34)	220,387	-		-		220,387	16,718	-		237,105
Total equity	(680,633)		2,800,571	(6,699)		(8,793)		2,785,079	3,946,084	2,174,562		8,905,725
Total liabilities and equity	$12,385		$7,709,170	$605,425		$513,030		$8,827,625	$7,913,173	$3,213,419		$19,954,217

American Realty Capital Properties, Inc.

Notes to Unaudited Pro Forma Consolidated Balance Sheet

(1)	Reflects the historical Consolidated Balance Sheet of American Realty Capital Properties, Inc. for the period indicated as presented in the Company’s Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 6, 2013.

(2)	Reflects adjustments to best reflect the current portfolio, debt balances and capital structure including adjustments to:

(i)	Reflect ARCP property acquisitions from July 1, 2013 to September 30, 2013 of 33 properties with a total purchase price of $48.3 million and $0.1 million of other asset additions. These acquisitions were funded through the issuance of convertible debt described in (ii) below.

(ii)	Reflects the issuance of $310.0 million of convertible debt, with a fair value of $299.4 million, bearing an annual interest rate of 3.0% (“Notes”). The Notes will mature on August 1, 2018, unless earlier repurchased, redeemed or converted. Holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceeding February 1, 2018 only under certain circumstances. On or after February 1, 2018, until the close of business on the business day immediately preceding the maturity date of the Notes, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the circumstances. The conversion rate for the Notes is initially 59.8050 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $16.72 per share of the Company’s common stock, representing a 15% conversion premium based on the closing price of the Company’s common stock of $14.54 per share on July 23, 2013). The initial conversion rate is subject to adjustment upon the occurrence of certain events. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at the Company’s election. The fair value of convertible debt was estimated by discounting the cash flow of the debt using a market interest rate, estimated to be 3.76%, which the Company believes represents the rate at which it could enter into a similar debt arrangement without the conversion features associated with this debt.

(3)	Reflects the historical Balance Sheet of CapLease for the period indicated as presented in CapLease’s Form 10-Q filed with the SEC on August 7, 2013. Certain balances reported in CapLease’s previously issued financial statements have been reclassified to conform to ARCP’s presentation.

(4)	Reflects pro forma adjustments to record the assets and liabilities of CapLease at their fair values and to record cash consideration of $956.1 million to be paid to the CapLease’s shareholders, the mandatory conversion of the Company’s Series C Convertible Preferred Stock (“Series C Stock”), payment of obligations for contingent value rights to the Series C Stockholders (“Preferred CVR”) and estimated CapLease Merger related costs of $27.0 million incurred in the CapLease Merger transaction. These amounts were funded through borrowings which are further described in notes 15 and 17.

(5)	Reflects the historical Balance Sheet of ARCT IV for the period indicated as presented in ARCT IV’s Form 10-Q filed with the SEC on August 14, 2013.

(6)	Reflects adjustments to record ARCT IV property acquisitions from July 1, 2013 to September 30, 2013 of 71 properties with a total purchase price of $134.9 million. Property purchases were funded with available cash.

(7)	Reflects pro forma adjustments for the ARCT IV GE Capital Portfolio acquisition of 578 properties, 547 of which were acquired subsequent to June 30, 2013 and 31 of which are deemed to be probable to be acquired. The acquisitions were or are anticipated to be funded with $173.6 million of available cash and $739.1 million of funding from the ARCT IV’s line of credit facility at an annualized interest rate of 1.80%.

(8)	Adjustments and pro forma balance based on the purchase of all of the outstanding shares of ARCT IV’s common stock for (i) $9.00 to be paid in cash plus (ii) 0.5190 shares of the Company’s common stock, par value $0.01 per share and (iii) 0.5937 share of Series F Preferred Stock (“Series F Preferred Stock”), par value $0.01 per share.

The Series F Preferred Stock is not redeemable by the Company before the fifth anniversary of the date on which such Series F Preferred Stock is issued (the “Initial Redemption Date”), except under circumstances intended to preserve the Company’s status as a real estate investment trust for federal and/or state income tax purposes and except as described below upon the occurrence of a change of control (as defined). On and after the Initial Redemption Date, the Company may, at its option, redeem shares of the Series F Preferred Stock, in whole or from time to time in part, at a redemption price of $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends thereon to the date fixed for redemption. In addition, upon the occurrence of a change of control, the Company may, at its option, redeem shares of the Series F Preferred Stock, in whole or in part, within 120 days after the first date on which such change of control occurred, at a redemption price of $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends thereon to the date fixed for redemption. Upon the occurrence of a change of control after which neither the Company nor the acquiring entity has a class of common securities listed on a national stock exchange, each holder of Series F Preferred Stock will have the right (unless, prior to the change of control conversion date (as defined), the Company has provided or provides notice of its election to redeem some or all of the shares of Series F Preferred Stock as provided in either of the two preceding sentences, in which case such holder will have the right only with respect to shares of Series F Preferred Stock that are not called for redemption) to convert some or all of the shares of Series F Preferred Stock into the Company’s common stock (or, in specified circumstances, certain alternative consideration). The shares of Series F Preferred Stock have no stated maturity, are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the Company redeems or otherwise repurchases them or they become convertible and are converted into common stock (or, if applicable, alternative consideration).

The impact of bifurcating the Series F Preferred Stock conversion feature as an imbedded derivative has not yet been determined. If determined, a bifurcated embedded derivative would be classified as a liability and recorded at fair value with a corresponding reduction to equity.

As the acquisition of ARCT IV will be accounted for on the carryover basis, no adjustments have been made to the fair value of its assets and liabilities.

(9)	Reflects the pro forma balance sheet of the Fortress Portfolio for the period indicated as presented in the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2013.

(10)	Reflects the pro forma balance sheet of the Inland Portfolio for the period indicated as presented in the Company’s Current Report on Form 8-K/A filed with the SEC on September 25, 2013.

(11)	Reflects the historical Balance Sheet of Cole for the period indicated as presented in Cole’s Form 10-Q filed with the SEC on August 5, 2013. Certain balances reported in Cole’s previously issued financial statements have been reclassified to conform to ARCP’s presentation.

(12)	Reflects pro forma adjustments to record the assets and liabilities of Cole at their fair values and the purchase of all outstanding Cole common stock for (i) $13.82 to be paid in cash, up to a maximum of 20% of Cole common stock outstanding or (ii) 1.0929 shares of the Company’s common stock, par value $0.01 per share. Cash payments include estimated Cole Merger related costs of $252.0 million incurred in the Cole Merger transaction. These amounts were funded through a borrowing which is further described in note 19 and through available cash. The balance sheet does not reflect 1.3 million shares of Cole restricted stock units and performance stock units that were issued subsequent to June 30, 2013, or the repurchase of 20.4 million shares of Cole’s common stock pursuant to a tender offer, which was completed in August 2013. The effect of these subsequent transactions would be to reduce cash merger consideration by $52.9 million assuming the maximum of 20% of Cole’s common stock was exchanged for cash, and a reduction of 16.7 million shares of the Company common stock would be issued.

(13)	The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings, fixtures, and tenant improvements are based on cost segregation studies performed by independent third-parties or the Company's analysis of comparable properties in its portfolio. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as-if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective lease, which generally ranges from two to 25 years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.

Above-market and below-market in-place lease values, if any, are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancellable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease. The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option. The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Pro Forma Consolidated Balance Sheet are in progress. Certain items will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

(14)	Reflects the elimination of the respective company’s historical accumulated depreciation and amortization upon acquisition.

(15)	Reflects an adjustment to the fair value for loans held for investment by the respective company based upon discounted cash flows and estimates of current interest rates for loans with similar terms.

(16)	Reflects the elimination of the respective company’s existing straight-line rent adjustments.

(17)	Reflects an adjustment to the fair value of debt assumed from the respective company based on discounted cash flows and estimates of current interest rates for similar debt instruments, and write-off of the related unamortized balance of deferred financing costs incurred by the respective company on the assumed debt.

(18)	Reflects preliminary adjustment to record goodwill and other intangible assets including intangibles for customer relationships. In the case of Cole, the amount includes the write off of $293.7 million of existing good will and the recording of $1.9 billion of new goodwill and intangible assets, which include intangibles related to the acquisition of Cole’s private capital management business that includes broker dealer activities, relationships and existing broker dealer contracts as well as asset management activities including contracts to manage other REITs day to day activities for fees, in accounting for the acquisition of Cole as a business combination. Amounts are preliminary and will be finalized once the purchase price allocation to the assets and liabilities acquired is finalized.

(19)	Reflects additional borrowings on the Company’s existing unsecured line of credit at an estimated annualized rate of 3.39% for CapLease and 3.00% for Fortress. The Company has commitments on its unsecured credit facility (including revolving and term loans) for total borrowings of $1.7 billion with an accordion feature of up to $2.5 billion, subject to borrowing base availability among other conditions.

(20)	Reflects the required redemption of CapLease’s Convertible Senior Notes subject to the CapLease Merger Agreement.

(21)	Reflects an adjustment to the fair value for CapLease’s debt balance.

(22)	Reflects the required conversion of the Series C Stock upon the consummation of the CapLease Merger. In accordance with the agreement dated September 15, 2013, the Series C Stock will be converted to 1.4 million shares of common stock representing $18.3 million of value, and the remaining balance will be paid in cash in accordance with the original Series C Stock agreement. Total consideration to be paid in cash will be $435.6 million. Certain holders of the Series C Stock have agreed to reinvest their cash proceeds into Series D Stock representing $249.6 million or 18.8 million shares. The remaining stock holders will convert their Series C Stock to common stock representing $186.0 million or 15.1 million shares. The impact of bifurcating the Series D Cumulative Convertible Preferred Stock conversion feature as an imbedded derivative has not yet been determined. If determined, a bifurcated embedded derivative would be classified as a liability and recorded at fair value with a corresponding reduction to equity.

(23)	Reflects the required repayment of the Preferred CVRs upon the closing of the CapLease Merger. In accordance with the agreement dated September 15, 2013, the Preferred CVRs will be settled for $0.90 per Preferred CVR or a total of $25.6 million. The holders of certain of the Preferred CVRs have agreed to reinvest their payment into a new Series D Cumulative Convertible Preferred stock (“Series D Stock”) representing $14.6 million or 1.1 million shares with the remaining $11.0 million paid in cash.

(24)	Reflects the elimination of CapLease’s Preferred stock capital balance of $150.7 million partially offset by an increase of $0.2 million for the par value of preferred stock to be issued for the Series C Stock conversion and Preferred CVR repayment, and the elimination of CapLease’s common stock capital balance of $0.9 million partially offset by an increase of $0.2 million for the par value of common stock to be issued for the conversion of Series C Stock.

(25)	Reflects the elimination of CapLease’s capital balance of $395.4 million, offset by the issuance of $459.6 million of equity securities comprised of 19.9 million shares of Series D Stock and 16.5 million shares of common stock for conversion of the Series C Stock explained in note 22 above and the repayment of the Preferred CVR explained in note 23 above. Also includes a fair value adjustment of $8.9 million to settle the Series C Stock obligation.

(26)	Reflects adjustment for the elimination of CapLease’s accumulated other comprehensive income balance.

(27)	Reflects estimated costs of the respective merger or acquisition including professional fees for investment banking, legal services and accounting fees, printing fees. These fees are estimated based in part on contractual arrangements and in part on estimates derived from similar mergers that the Company’s external advisor has knowledge of including the February 28, 2013 merger of ARCT III with the Company. For the CapLease merger, amount includes $8.9 million of expenses related to the conversion of the Series C Stock and $10.5 million related to the payment of the Preferred CVRs. For the CapLease Merger, amount includes costs of the Preferred CVR described in note 23 above that have been expensed. For the ARCT IV Merger, amount includes estimated costs of the issuance of operating partnership units described in note 34 below.

(28)	Reflects the elimination of CapLease’s non-controlling interests related to partnership units, which will be canceled and converted to the right to receive $8.50 per partnership unit.

(29)	Reflects the cash obtained from the mortgages notes payable discussed in note 35 below offset by the refunding of the credit facility discussed in note 31 below and the use of $100.0 million of available cash for the repurchase of shares of ARCT IV common stock. In addition, the Company entered into an asset purchase agreement whereby they agreed to purchase assets from their external advisor in addition to the reimbursement of certain expenses related to the ARCT IV Merger and issuance of common stock for a total of $5.8 million. Also includes estimated merger costs of approximately $25.0 million.

(30)	Reflects the purchase of assets with a cost basis of $1.1 million from the external advisor.

(31)	Reflects the anticipated repayment on the Company’s unsecured line of credit. The Company has commitments on its unsecured facility (including revolving and term loans) of $1.7 billion with an accordion feature of up to $2.5 billion, subject to borrowing base availability among other conditions. The repayment will be funding by additional borrowings discussed in note 35 below.

(32)	Reflects the anticipated issuance of $300.0 million of term debt for the Fortress Portfolio and $202.1 million of term debt for the Inland Portfolio at an assumed interest rate of 3.00% used to partially fund the cash payment for the purchase of the two Portfolio’s assets and closing costs.

(33)	Reflects the elimination of ARCT IV’s common stock capital balance of $0.7 million partially offset by the issuance of 37.5 million shares of common stock and the issuance of 42.9 million shares of Series F Preferred stock. See note 8 for a description of the exchange of ARCT IV common stock for cash and equity shares of the Company

Cash of $9.00 per share for each outstanding share of ARCT IV	$(650,903)
Par value of ARCP shares exchanged for ARCT IV shares	(804)
$(651,707)

(34)	Reflects $3.8 million for 0.1 million operating partnership units of ARCT IV that will convert to 0.3 million operating partnership units of ARCP upon consummation of the ARCT IV Merger at an assumed value of $13.50 per share. In addition, the sponsor of ARCT IV is entitled to a fee based compensation on the achievement of certain total return to the ARCT IV shareholders, as applicable. This estimated calculation is based on the number of shares of ARCT IV outstanding and the conversion ratio as defined in the ARCT IV Merger agreement, as well as the Company’s stock price on the merger date. At an assumed stock price of $13.50, the fee would be $68.3 million. Should the stock price on the merger date be $0.50 higher or lower, the fee could be approximately $2.8 million higher or lower, and result in an increase, in the case of a higher stock price in the number of operating partnership units outstanding, or decrease, in the case of a lower stock price in the number of operating partnership units outstanding of approximately 0.1 million units. The actual amount to be paid will not be known until the ARCT IV Merger date. The fee will be paid in OP units in ARCP’s operating partnership which represent equity interests in the Company’s consolidated operating partnership.

(35)	Reflects the anticipated issuance of $755.0 million of mortgage notes at an assumed interest rate of 4.61% to fund the cash payment for the ARCT IV Merger and to paydown the Company’s credit facility discussed in note 31 above. The issuance of debt or, alternatively, equity securities is based on a number of factors including the availability of alternative debt instruments and the ability to issue preferred equity securities among other factors. In addition, the debt issued in conjunction with the Cole Merger is dependent on the number of securities submitted for cash redemption. The pro forma financial statements assume the maximum number of shares are redeemed for cash.

(36)	Reflects mortgage notes payable which the Company intends to assume from the seller upon the closing of the respective portfolios, at fair value. The Fortress Portfolio mortgage note bears an annualized interest rate of 5.55% and the Inland Portfolio mortgage notes bear an annualized interest rate of between 5.90% and 6.34%.

(37)	Reflects the use of $0.1 million of available cash to partially fund the Cole Merger.

(38)	Reflects the anticipated issuance of $1.25 billion in term debt used at an assumed interest rate of 4.10% to partially fund the cash payment for the Cole Merger. The issuance of debt or, alternatively, equity securities is based on a number of factors including the availability of alternative debt instruments and the ability to issue preferred equity securities among other factors. In addition, the debt issued in conjunction with the Cole Merger is dependent on the number of securities submitted for cash redemption. The pro forma financial statements assume the maximum number of shares are redeemed for cash.

(39)	Reflects the required payout of certain obligations related to the merger of Cole Holding Corporation into Cole. Total payout of $280 million will be paid to certain executive officers of Cole for certain obligations related to the merger of Cole Holdings Corporation into Cole as well as amounts due to executives related to the Cole Merger. Cole had $211.1 million accrued for these obligations as of June 30, 2013. Amounts will be paid in shares of Cole common stock which will immediately be exchanged for Company common stock and cash consideration in accordance with the ratio specified in the merger agreement.

(40)	Reflects the elimination of Cole’s common stock capital balance of $4.9 million partially offset by an increase of $4.7 million for the par value of the Company’s common stock to be issued.

(41)	Reflects the elimination of Cole’s additional paid-in capital balance of $4.4 billion, offset by additional paid-in capital of $6.4 billion resulting from the issuance of 470 million shares of the Company’s common stock.

(42)	Reflects adjustment for the elimination of Cole’s accumulated other comprehensive loss balance.

(43)	Reflects the (i) elimination of Cole’s accumulated deficit and (ii) $252 million in estimated costs for the Cole Merger including professional fees for investment banking, legal services and accounting fees, printing fees, of which $23 million is expected to be paid to affiliates. The merger fees are estimated based in part on contractual arrangements and in part on estimates derived from similar mergers that the Company’s external advisor has knowledge of including the February 28, 2013 merger of ARCT III with the Company.

Unaudited Pro Forma Consolidated Statement of Operations

Six Months Ended June 30, 2013

(In thousands, except share based data)

	ARCP Historical (1)	Subsequent Activity Adjustments (2)	GE Capital Portfolio (3)	GE Capital Portfolio Acquisition Adjustments (4)		ARCP as Adjusted	CapLease Historical (5)	CapLease Merger Related Adjustments (6)		ARCP as Adjusted with CapLease Pro Forma	ARCT IV Historical (7)
Revenues:
Rental income	$81,379	$6,830	$27,320	$558	(18)	$116,087	$72,536	$6,351	(18)	$194,974	$12,048
Direct financing lease income	-	-	1,580	-		1,580	-	-		1,580	-
Operating expense reimbursements	3,652	-	310	-		3,962	12,239	-		16,201	634
Private capital management revenue	-	-	-	-		-	-	-		-	-
Other revenues	-	-	68	-		68	3,703	-		3,771	-
Total revenues	85,031	6,830	29,278	558		121,697	88,478	6,351		216,526	12,682
Operating expenses:
Acquisition related	20,726	-	-	-		20,726	-	-		20,726	26,890
Merger and other transaction related	142,449	-	-	-		142,449	2,421	-		144,870	1,713
Property operating	4,869	-	630	-		5,499	18,340	-		23,839	766
General and administrative	2,432	-	-	-		2,432	6,313	-		8,745	1,392
Equity-based compensation	4,330	-	-	-		4,330	1,770	(1,770	)(22)	4,330	-
Depreciation and amortization	52,829	20,646	-	15,858	(19)	89,333	24,633	15,079	(19)	129,045	7,590
Operating fees to affiliates	-	-	-	1,412	(20)	1,412	-	4,015	(20)	5,427	-
Total operating expenses	227,635	20,646	630	17,270		266,181	53,477	17,324		336,982	38,351
Operating income (loss)	(142,604)	(13,816)	28,648	(16,712)		(144,484)	35,001	(10,973)		(120,456)	(25,669)
Other income (expenses):
Interest expense	(17,454)	(16,899)	-	-		(34,353)	(32,507)	(11,021	)(23)	(77,881)	(186)
Loss on contingent value rights	(31,134)	-	-	-		(31,134)	-	-		(31,134)	-
Income from investment securities	218	-	-	-		218	-	-		218	1,759
Gain on sale of investment securities	451	-	-	-		451	-	-		451	-
Loss on derivative instruments	(45)	-	-	-		(45)	5	-		(40)	-
Other income (expense)	126	-	-	-		126	-	-		126	419
Total other expenses	(47,838)	(16,899)	-	-		(64,737)	(32,502)	(11,021)		(108,260)	1,992
Income (loss) from continuing operations	(190,442)	(30,715)	28,648	(16,712)		(209,221)	2,499	(21,994)		(228,716)	(23,677)
Net income (loss) from continuing operations attributable to non-controlling interests	756	1,245	-	(484	)(21)	1,517	8	736	(21)	2,261	155
Net income (loss) from continuing operations attributable to stockholders	(189,686)	(29,470)	28,648	(17,196)		(207,704)	2,507	(21,258)		(226,455)	(23,522)
Discontinued operations:
Income from operations of held for sale properties	63	-	-	-		63	-	-		63	-
Gain on held for sale properties	14	-	-	-		14	-	-		14	-
Net income from discontinued operations	77	-	-	-		77	-	-		77	-
Net income from discontinued operations attributable to non-controlling interests	(4)	-	-	-		(4)	-	-		(4)	-
Net income from discontinued operations attributable to stockholders	73	-	-	-		73	-	-		73	-
Net income (loss)	(190,365)	(30,715)	28,648	(16,712)		(209,144)	2,499	(21,994)		(228,639)	(23,677)
Dividends allocable to preferred shares	-	-	-	-		-	(6,791)	(1,082	)(24)	(7,873)	-
Net income (loss) attributable to non-controlling interests	752	1,245	-	(484	)(21)	1,513	8	736	(21)	2,257	155
Net income (loss) attributable to stockholders	$(189,613)	$(29,470)	$28,648	$(17,196)		$(207,631)	$(4,284)	$(22,340)		$(234,255)	$(23,522)

Earnings per share:
Basic	$(1.20)					$(1.11)				$(1.15)
Fully diluted	$(1.20)					$(1.11)				$(1.15)

Weighted average common shares:
Basic and diluted (28)	157,904	29,412				187,316		16,538		203,854

	ARCT IV Subsequent Activity Adjustments (8)	ARCT IV GE Capital Portfolio (9)	ARCT IV GE Capital Portfolio Acquisition Adjustments (10)		ARCT IV Merger Related Adjustments (11)		ARCP as Adjusted with CapLease and ARCT IV Pro Forma	Fortress Portfolio (12)	Pro Forma Adjustments Fortress Portfolio (13)
Revenues:
Rental income	$18,818	$49,500	$1,344	(18)	$-		$276,684	$19,675	$616	(18)
Direct financing lease income	-	224	-		-		1,804	-	-
Operating expense reimbursements	-	166	-		-		17,001	547	-
Private capital management revenue	-	-	-		-		-	-	-
Other revenues	-	68	-		-		3,839	72	-
Total revenues	18,818	49,958	1,344		-		299,328	20,294	616
Operating expenses:
Acquisition related	-	-	-		-		47,616	-	-
Merger and other transaction related	-	-	-		(8,814	)(25)	137,769	-	-
Property operating	-	529	-		-		25,134	693	-
General and administrative	-	-	-		-		10,137	-	-
Equity-based compensation	-	-	-		-		4,330	-	-
Depreciation and amortization	30,370	-	23,690	(19)	-		190,695	-	13,578	(19)
Operating fees to affiliates	-	-	-		4,333	(20)	9,760	-	1,211	(20)
Total operating expenses	30,370	529	23,690		(4,481)		425,441	693	14,789
Operating income (loss)	(11,552)	49,429	(22,346)		4,481		(126,113)	19,601	(14,173)
Other income (expenses):
Interest expense	-	-	(6,615	)(23)	(16,428	)(23)	(101,110)	-	(10,977	)(23)
Loss on contingent value rights	-	-	-		-		(31,134)	-	-
Income from investment securities	-	-	-		-		1,977	-	-
Gain on sale of investment securities	-	-	-		-		451	-	-
Loss on derivative instruments	-	-	-		-		(40)	-	-
Other income (expense)	-	-	-		-		545	-	-
Total other expenses	-	-	(6,615)		(16,428)		(129,311)	-	(10,977)
Income (loss) from continuing operations	(11,552)	49,429	(28,961)		(11,947)		(255,424)	19,601	(25,150)
Net income (loss) from continuing operations attributable to non-controlling interests	-	-	(34)		1,526	(21)	3,908	-	271	(21)
Net income (loss) from continuing operations attributable to stockholders	(11,552)	49,429	(28,995)		(10,421)		(251,516)	19,601	(24,879)
Discontinued operations:
Income from operations of held for sale properties	-	-	-		-		63	-	-
Gain on held for sale properties	-	-	-		-		14	-
Net income from discontinued operations	-	-	-		-		77	-	-
Net income from discontinued operations attributable to non-controlling interests	-	-	(4)		-		-
Net income from discontinued operations attributable to stockholders	-	-	-		-		73	-	-
Net income (loss)	(11,552)	49,429	(28,961)		(11,947)		(255,347)	19,601	(25,150)
Dividends allocable to preferred shares	-	-	-		(35,960	)(26)	(43,833)	-	-
Net income (loss) attributable to non-controlling interests	-	-	(34)		1,526	(21)	3,904	-	271	(21)
Net income (loss) attributable to stockholders	$(11,552)	$49,429	$(28,995)		$(46,381)		$(295,276)	$19,601	$(24,879)

Earnings per share:
Basic							$(1.22)
Fully diluted							$(1.22)

Weighted average common shares:
Basic and diluted (28)					37,535		241,389

	Inland Portfolio (14)	Pro Forma Adjustments Inland Portfolio (15)		ARCP as Adjusted with CapLease, ARCT IV, Fortress and Inland Pro Forma	Cole Historical (16)	Cole Merger Related Adjustments (17)		ARCP Pro Forma
Revenues:
Rental income	$22,876	$818	(18)	$320,669	$283,289	$35,364	(18)	$639,322
Direct financing lease income	-	-		1,804	-	-		1,804
Operating expense reimbursements	1,710	-		19,258	28,800	-		48,058
Private capital management revenue	-	-		-	82,643	-		82,643
Other revenues	64	-		3,975	15,785	-		19,760
Total revenues	24,650	818		345,706	410,517	35,364		791,587
Operating expenses:
Acquisition related	-	-		47,616	-	-		47,616
Merger and other transaction related	-	-		137,769	37,701	-		175,470
Property operating	2,557	-		28,384	33,129	-		61,513
General and administrative	-	-		10,137	45,467	-		55,604
Equity-based compensation	-	-		4,330	-	-		4,330
Depreciation and amortization	-	9,942	(19)	214,215	104,110	30,756	(19)	349,081
Operating fees to affiliates	643	383	(20)	11,997	54,264	(37,217	)(20)	29,044
Total operating expenses	3,200	10,325		454,448	274,671	(6,461)		722,658
Operating income (loss)	21,450	(9,507)		(108,742)	135,846	41,825		68,929
Other income (expenses):
Interest expense	-	(13,701	)(23)	(125,788)	(88,007)	(20,472	)(27)	(234,267)
Loss on contingent value rights	-	-		(31,134)	-	-		(31,134)
Income from investment securities	-	-		1,977	-	-		1,977
Gain on sale of investment securities	-	-		451	-	-		451
Loss on derivative instruments	-	-		(40)	-	-		(40)
Other income (expense)	-	-		545	1,665	-		2,210
Total other expenses	-	(13,701)		(153,989)	(86,342)	(20,472)		(260,803)
Income (loss) from continuing operations	21,450	(23,208)		(262,731)	49,504	21,353		(191,874)
Net income (loss) from continuing operations attributable to non-controlling interests	-	82	(21)	4,261	(215)	1,490	(21)	5,536
Net income (loss) from continuing operations attributable to stockholders	21,450	(23,126)		(258,470)	49,289	22,843		(186,338)
Discontinued operations:
Income from operations of held for sale properties	-	-		63	838	-		901
Gain on held for sale properties	-	-		14	19,007	-		19,021
Net income from discontinued operations	-	-		77	19,845	-		19,922
Net income from discontinued operations attributable to non-controlling interests	-	-		(4)	-	-		(4)
Net income from discontinued operations attributable to stockholders	-	-		73	19,845	-		19,918
Net income (loss)	21,450	(23,208)		(262,654)	69,349	21,353		(171,952)
Dividends allocable to preferred shares	-	-		(43,833)	-	-		(43,833)
Net income (loss) attributable to non-controlling interests	-	82	(21)	4,257	(215)	1,490	(21)	5,532
Net income (loss) attributable to stockholders	$21,450	$(23,126)		$(302,230)	$69,134	$22,843		$(210,253)

Earnings per share:
Basic				$(1.25)				$(0.30)
Fully diluted				$(1.25)				$(0.30)

Weighted average common shares:
Basic and diluted (28)				241,389		470,809		712,198

Unaudited Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2012

(In thousands, except share based data)

	ARCP Historical (1)	Subsequent Activity Adjustments (2)	GE Capital Portfolio (3)	GE Capital Portfolio Acquisition Adjustments (4)		ARCP as Adjusted	CapLease Historical (5)	CapLease Merger Related Adjustments (6)		ARCP as Adjusted with CapLease Pro Forma	ARCT IV Historical (7)
Revenues:
Rental income	$64,791	$117,020	$49,246	$891	(18)	$231,948	$137,126	$7,582	(18)	$376,656	$378
Direct financing lease income	-	-	2,947	-		2,947	-	-		2,947	-
Operating expense reimbursements	2,002	-	302	-		2,304	16,287	-		18,591	36
Other revenues	-	-	350	-		350	8,629	-		8,979	-
Total revenues	66,793	117,020	52,845	891		237,549	162,042	7,582		407,173	414
Operating expenses:
Acquisition related	42,761	-	-	-		42,761	-	-		42,761	2,309
Merger and other transaction related	2,603	-	-	-		2,603	-	-		2,603	-
Property operating	3,484	-	1,135	-		4,619	27,798	-		32,417	38
General and administrative	3,912	-	-	-		3,912	12,643	-		16,555	320
Equity-based compensation	1,180	-	-	-		1,180	3,200	(3,200	)(22)	1,180	-
Depreciation and amortization	40,700	106,245	-	31,720	(19)	178,665	48,189	31,235	(19)	258,089	303
Operating fees to affiliates	212	-	-	2,826	(20)	3,038	-	8,029	(20)	11,067	-
Total operating expenses	94,852	106,245	1,135	34,546		236,778	91,830	36,064		364,672	2,970
Operating income (loss)	(28,059)	10,775	51,710	(33,655)		771	70,212	(28,482)		42,501	(2,556)
Other income (expenses):
Interest expense	(11,856)	(43,918)	-	-		(55,774)	(67,137)	(22,043	)(23)	(144,954)	-
Income from investment securities	534	-	-	-		534	1,009	-		1,543	-
Gain on sale of investment securities	-	-	-	-		-	10,790	-		10,790	-
Loss on derivative instruments	-	-	-	-		-	-	-		-	-
Other income (expense)	426	-	-	-		426	-	-		426	19
Total other expenses	(10,896)	(43,918)	-	-		(54,814)	(55,338)	(22,043)		(132,195)	19
Income (loss) from continuing operations	(38,955)	(33,143)	51,710	(33,655)		(54,043)	14,874	(50,525)		(89,694)	(2,537)
Net income (loss) from continuing operations attributable to non-controlling interests	255	1,294	-	(705	)(21)	844	27	1,267	(21)	2,138	-
Net income (loss) from continuing operations attributable to stockholders	(38,700)	(31,849)	51,710	(34,360)		(53,199)	14,901	(49,258)		(87,556)	(2,537)
Discontinued operations:
Income from operations of held for sale properties	(145)	-	-	-		(145)	(16,601)	-		(16,746)	-
Gain on held for sale properties	(600)	-	-	-		(600)	-	-		(600)	-
Net income from discontinued operations	(745)	-	-	-		(745)	(16,601)	-		(17,346)	-
Net income from discontinued operations attributable to non-controlling interests	46	-	-	-		46	-	801		847	-
Net income from discontinued operations attributable to stockholders	(699)	-	-	-		(699)	(16,601)	801		(16,499)	-

Net income (loss)	(39,700)	(33,143)	51,710	(33,655)		(54,788)	(1,727)	(50,525)		(107,040)	(2,537)
Dividends allocable to preferred shares	-	-	-	-		-	(10,003)	(5,743	)(24)	-	-
Net income (loss) attributable to non-controlling interests	301	1,294	-	(705	)(21)	890	27	2,068	(21)	2,985	-
Net income (loss) attributable to stockholders	$(39,399)	$(31,849)	$51,710	$(34,360)		$(53,898)	$(11,703)	$(54,200)		$(104,055)	$(2,537)

Earnings per share:
Basic	$(0.39)					$(0.41)				$(0.70)
Fully diluted	$(0.39)					$(0.41)				$(0.70)

Weighted average common shares:
Basic and diluted (28)	102,514	29,412				131,926		16,538		148,464

ARCT IV Subsequent Activity Adjustments (8)	ARCT IV GE Capital Portfolio (9)	ARCT IV GE Capital Portfolio Acquisition Adjustments (10)	ARCT IV Merger Related Adjustments (11)	ARCP as Adjusted with CapLease and ARCT IV Pro Forma	Fortress Portfolio (12)	Pro Forma Adjustments Fortress Portfolio (13)
Revenues:
Rental income	$61,354	$95,564	$1,195	(18)	$-	$535,147	$29,965	$10,554	(18)
Direct financing lease income	-	584	-	-	3,531	-	-
Operating expense reimbursements	-	128	-	-	18,755	857	-
Other revenues	-	230	-	-	9,209	149	-
Total revenues	61,354	96,506	1,195	-	566,642	30,971	10,554
Operating expenses:
Acquisition related	-	-	-	-	45,070	-	-
Merger and other transaction related	-	-	-	-	2,603	-	-
Property operating	-	662	-	-	33,117	858	-
General and administrative	-	-	-	-	16,875	-	-
Equity-based compensation	-	-	-	-	1,180	-	-
Depreciation and amortization	75,617	-	63,696	(19)	-	397,705	-	27,156	(19)
Operating fees to affiliates	-	-	-	8,666	(20)	19,733	-	2,422	(20)
Total operating expenses	75,617	662	63,696	8,666	516,283	858	29,578
Operating income (loss)	(14,263)	95,844	(62,501)	(8,666)	50,359	30,113	(19,024)
Other income (expenses):
Interest expense	(72)	-	(15,521	)(23)	(32,855	)(23)	(193,402)	-	(21,952	)(23)
Income from investment securities	-	-	-	-	1,543	-	-
Gain on sale of investment securities	-	-	-	-	10,790	-	-
Loss on derivative instruments	-	-	-	-	-	-	-
Other income (expense)	-	-	-	-	445	-	-
Total other expenses	(72)	-	(15,521)	(32,855)	(180,624)	-	(21,952)
Income (loss) from continuing operations	(14,335)	95,844	(78,022)	(41,521)	(130,265)	30,113	(40,976)
Net income (loss) from continuing operations attributable to non-controlling interests	-	2,234	(21)	4,372	-	969	(21)
Net income (loss) from continuing operations attributable to stockholders	(14,335)	95,844	(78,022)	(39,287)	(125,893)	30,113	(40,007)
Discontinued operations:
Income from operations of held for sale properties	-	-	-	-	(16,746)	-	-
Gain on held for sale properties	-	-	-	-	(600)	-	-
Net income from discontinued operations	-	-	-	-	(17,346)	-	-
Net income from discontinued operations attributable to non-controlling interests	-	-	-	847	-	-
Net income from discontinued operations attributable to stockholders	-	-	-	-	(16,499)	-	-

Net income (loss)	(14,335)	95,844	(78,022)	(41,521)	(147,611)	30,113	(40,976)
Dividends allocable to preferred shares	-	-	-	(71,921	)(26)	(71,921)	-	-
Net income (loss) attributable to non-controlling interests	-	-	-	2,234	(21)	5,219	-	969	(21)
Net income (loss) attributable to stockholders	$(14,335)	$95,844	$(78,022)	$(111,208)	$(214,313)	$30,113	$(40,007)

Earnings per share:
Basic	$(1.15)
Fully diluted	$(1.15)

Weighted average common shares:
Basic and diluted (28)	37,535	185,999

	Inland Portfolio (14)		Pro Forma Adjustments Inland Portfolio (15)		ARCP as Adjusted with CapLease, ARCT IV, Fortress and Inland Pro Forma	Cole Historical (16)		Cole Merger Related Adjustments (17)		ARCP Pro Forma
Revenues:
Rental income	$46,192		$2,792	(18)	$624,650	$471,333		$165,974	(18)	$1,261,957
Direct financing lease income	-		-		3,531	-		-		3,531
Operating expense reimbursements	2,933		-		22,545	44,541		-		67,086
Other revenues	144		-		9,502	27,068		-		36,570
Total revenues	49,269		2,792		660,228	542,942		165,974		1,369,144
Operating expenses:
Acquisition related	-		-		45,070	63,892		-		108,962
Merger and other transaction related	-		-		2,603	-		-		2,603
Property operating	5,000		-		38,975	49,278		-		88,253
General and administrative	-		-		16,875	14,915		-		31,790
Equity-based compensation	-		-		1,180	-		-		1,180
Depreciation and amortization	-		19,884	(19)	444,745	159,609		110,123	(19)	714,477
Operating fees to affiliates	1,313		739	(20)	24,207	46,364		(12,271	)(20)	58,300
Total operating expenses	6,313		20,623		573,655	334,058		97,852		1,005,565
Operating income (loss)	42,956		(17,831)		86,573	208,884		68,122		363,579
Other income (expenses):
Interest expense	-		(27,403	)(23)	(242,757)	(140,113)		(40,944	)(27)	(423,814)
Income from investment securities	-		-		1,543	-		-		1,543
Gain on sale of investment securities	-		-		10,790	12,455		-		23,245
Loss on derivative instruments	-		-		-	-		-		-
Other income (expense)	-		-		445	6,629		-		7,074
Total other expenses	-		(27,403)		(229,979)	(121,029)		(40,944)		(391,952)
Income (loss) from continuing operations	42,956		(45,234)		(143,406)	87,855		27,178		(28,373)
Net income (loss) from continuing operations attributable to non-controlling interests	107	(21)	5,448		(100)	2,352	(21)	7,700
Net income (loss) from continuing operations attributable to stockholders	42,956		(45,127)		(137,958)	87,755		29,530		(20,673)
Discontinued operations:
Income from operations of held for sale properties	-		-		(16,746)	7,126		-		(9,620)
Gain on held for sale properties	-		-		(600)	108,457		-		107,857
Net income from discontinued operations	-		-		(17,346)	115,583		-		98,237
Net income from discontinued operations attributable to non-controlling interests	-		-		847	-		847
Net income from discontinued operations attributable to stockholders	-		-		(16,499)	115,583		-		99,084

Net income (loss)	42,956		(45,234)		(160,752)	203,438		27,178		69,864
Dividends allocable to preferred shares	-		-		(71,921)	-		-		(71,921)
Net income (loss) attributable to non-controlling interests	-		107	(21)	6,295	(100)		2,352	(21)	8,547
Net income (loss) attributable to stockholders	$42,956		$(45,127)		$(226,378)	$203,338		$29,530		$6,490

Earnings per share:
Basic					$(1.22)					$0.01
Fully diluted					$(1.22)					$0.01

Weighted average common shares:
Basic and diluted (28)					185,999			470,809		656,808

American Realty Capital Properties, Inc.

Notes to Unaudited Pro Forma Consolidated Statements of Operations

(1)	Reflects the historical Statement of Operations of the Company for the period indicated. The balances for the six months ended June 30, 2013 were presented in the Company’s Form 10-Q filed with the SEC on August 6, 2013. The balances for the year ended December 31, 2012 reflect the effect of the February 2013 merger of the Company and American Realty Capital Trust III, Inc. (“ARCT III”) as presented in the Current Report on Form 8-K/A filed with the SEC on May 8, 2013.

(2)	Adjustments reflect the annualization of certain ARCP lease rental income, lease asset depreciation and amortization and interest expense on additional financing used for acquisitions for ARCP property acquisitions made in 2012 and up to September 30, 2013 as if they were made at the beginning of the fiscal year presented and carried through the interim period presented. Interest expense on the borrowings used for the funding of these acquisitions is at a fixed annual rate.

(3)	Reflects the historical balances of the GE Capital Portfolio. Balances for the year ended December 31, 2012 were presented in the Company’s Current Report on Form 8-K/A filed with the SEC on June 7, 2013.

(4)	Adjustments reflect the annualization of the GE Capital Portfolio’s lease rental income and lease asset depreciation and amortization expense as if the acquisition was completed at the beginning of the fiscal year presented and carried through the interim period presented.

(5)	Reflects the historical Statement of Operations of CapLease for the periods indicated. The balances for the six months ended June 30, 2013 were presented in CapLease’s Form 10-Q filed with the SEC on August 7, 2013. The balances for the year ended December 31, 2012 were presented in CapLease’s Annual Report on Form 10-K filed with the SEC on February 21, 2013. Certain balances reported in CapLease’s previously issued financial statements have been reclassified to conform to ARCP’s presentation.

(6)	Adjustments and pro forma balances reflect adjustments related to the acquisition of CapLease by the Company. Excludes estimated closing costs of $27.0 million expected to be incurred for the CapLease Merger.

(7)	Reflects the historical Consolidated Statement of Operations of ARCT IV for the period indicated. The balances for the six months ended June 30, 2013 were presented in ARCT IV’s Form 10-Q filed with the SEC on August 14, 2013. The balances for the year ended December 31, 2012 were presented in ARCT IV’s Annual Report on Form 10-K filed with the SEC on March 8, 2013.

(8)	Adjustments reflect the annualization of certain ARCT IV lease rental income, lease asset depreciation and amortization expense and interest expense on additional financing used for ARCT IV’s property acquisitions made in 2012 and up to September 30, 2013 as if they were made at the beginning the fiscal year presented and carried through the interim period presented.

(9)	Reflects the historical balances of the ARCT IV GE Capital Portfolio. Balances for the year ended December 31, 2012 were presented in the ARCT IV’s Current Report on Form 8-K/A filed with the SEC on July 16, 2013. Excludes $23.4 million of closing costs incurred in connection with the purchase of these properties.

(10)	Adjustments reflect the annualization of the ARCT IV GE Capital Portfolio’s lease rental income and lease asset depreciation and amortization expense as if the acquisition was completed at the beginning of the fiscal year presented and carried through the interim period presented.

(11)	Adjustments and pro forma balances reflect adjustments related to the acquisition of ARCT IV by the Company. As the acquisition of ARCT IV by the Company will be accounted for on the carryover basis of accounting, no adjustments have been made to the fair value of the assets or liabilities, therefore there are no adjustments such as recalculation of the straight-lining of rent or depreciation and amortization expense. Excludes estimated closing costs of approximately $25.0 million and estimated fees to be paid to the ARCT IV sponsor and ARCT IV advisor of $75.4 million, expected to be incurred in connection with the ARCT IV Merger.

(12)	Reflects the historical balances of the Fortress Portfolio. Balances for the year ended December 31, 2012 were presented in the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2013. Excludes $7.0 million of estimated closing costs to be incurred upon the closing of the portfolio purchase.

(13)	Adjustments reflect the annualization of certain Fortress Portfolio lease rental income, lease asset depreciation and interest on financing arrangements as of the properties had been acquired as of the beginning of the fiscal year presented and carried through the interim period presented.

(14)	Reflects the historical balances of the Inland Portfolio. Balances for the year ended December 31, 2012 were presented in the Company’s Current Report on Form 8-K/A filed with the SEC on September 25, 2013. Excludes $8.8 million of estimated closing costs to be incurred upon the closing of the portfolio purchase.

(15)	Adjustments reflect the annualization of certain Inland Portfolio lease rental income, lease asset depreciation and interest on financing arrangements as of the properties had been acquired as of the beginning of the fiscal year presented and carried through the interim period presented.

(16)	Reflects the historical Statement of Operations of Cole for the periods indicated. The balances for the six months ended June 30, 2013 were presented in Cole’s Form 10-Q filed with the SEC on August 5, 2013. The balances for the year ended December 31, 2012 were presented in Cole’s Annual Report on Form 10-K filed with the SEC on March 29, 2013. Certain balances reported in Cole’s previously issued financial statements have been reclassified to conform to ARCP’s presentation.

(17)	Adjustments and pro forma balances reflect adjustments related to the acquisition of Cole by the Company. Excludes estimated closing costs of $252.0 million expected to be incurred for the Cole Merger.

(18)	Reflects an adjustment to rental income for each portfolio of properties as if the properties had been acquired at the beginning of each period.

(19)	Adjustment reflects the depreciation and amortization expense that would have been recorded if each portfolio of properties had been acquired as of the beginning of each period based on the estimated fair values assigned to each asset class.

(20)	Adjustment reflects recognition of full contractual asset management fees due to the Company’s affiliated external manager, as if the Company had owned the properties and the external manager had charged these fees for the entirety of each period. Fees are 0.50% annually for average unadjusted book value of real estate assets up to $3.0 billion and 0.40% annually for assets in excess of $3.0 billion.

(21)	Adjustment represents the allocation to ARCP non-controlling interests for the net effect of the each respective merger, acquisition of the GE Capital Portfolio as well as adjustments related thereto based on the percentage of non-controlling interests ownership after each transaction.

(22)	Adjustment represents the elimination of the expenses of CapLease's equity compensation plan for outstanding restricted shares. As part of the CapLease Merger agreement, all unamortized restricted shares will become fully vested and therefore this expense will no longer be recognized.

(23)	Adjustment reflects interest expense related to borrowings expected to be incurred on the Company’s existing senior corporate credit facility and anticipated term loan borrowings at an assumed annual interest rate as described above and interest expense for any assumed mortgage notes for each transaction. In the case of CapLease, increases in interest expense are offset by the reduction in interest for the write-off of deferred financing costs of $1.1 million and $2.2 million for the six months ended June 30, 2013 and year ended December 31, 2012, respectively, and amortization of increases in the fair value of the debt of $2.8 million and $11.0 million for the six months ended June 30, 2013 and year ended December 31, 2012, respectively. The interest rate on the Company’s existing senior corporate credit facility is partially dependent on corporate leverage ratios and is also based on floating interest rates that can be fixed with the use of hedging instruments once the borrowing is consummated. In addition, the interest rates for anticipated term loan borrowings will not be known until the borrowing agreement is finalized. For every one-eighth of a percent change in interest rates, interest expense could increase or decrease by $2.9 million annually.

(24)	Adjustment reflects the reduction of dividend expense upon the redemption of CapLease’s preferred stock as required by the CapLease Merger agreement offset by the dividend expense allocable to the preferred stock issued under the CapLease Merger transaction.

(25)	Adjustment reflects the elimination of costs recorded for the CapLease Merger and ARCT IV Merger, as these costs are not ongoing costs of the company and are specifically related to the transactions presented in these pro forma financial statements.

(26)	Adjustment reflects the dividend expense allocable to the preferred stock issued under the ARCT IV Merger transaction.

(27)	Adjustment reflects interest expense related to borrowings expected to be incurred on term loan borrowings at an assumed annual interest rate as described above and interest expense for any assumed mortgage notes for each transaction. For every one-eighth of a percent change in interest rates, would result in an additional $1.6 million in annual interest expense on the borrowings. In the case of Cole, increases in interest expense are offset by the reduction in interest for the write-off of deferred financing costs of $5.2 million and $10.3 million for the six months ended June 30, 2013 and year ended December 31, 2012, respectively.

(28)	Weighted average shares include the pro forma effect of certain transactions which occurred in conjunction with the Company's merger with ARCT III in February 2013, including the repurchase of 27.7 million shares of common stock, based on the conversion ratio of 0.95 share of ARCP common stock to one share of ARCT III common stock in conjunction with the merger of ARCP and ARCT III in February 2013. Excludes the effect of restricted shares and partnership equity units convertible to common stock as the effect would be anti-dilutive.

American Realty Capital Properties, Inc.

Funds From Operations, and Adjusted Funds From Operations

(In thousands except per share data)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of U.S. GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in U.S. GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current U.S. GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under U.S. GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and AFFO measures and the adjustments to U.S. GAAP in calculating FFO and AFFO.

We consider FFO and AFFO useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. While certain companies may experience significant acquisition activity, other companies may not have significant acquisition activity and management believes that excluding costs such as merger and transaction costs and acquisition related costs from property operating results provides useful information to investors and provides information that improves the comparability of operating results with other companies who do not have significant merger or acquisition activities. AFFO is not equivalent to our net income or loss as determined under GAAP, and AFFO may not be a useful measure of the impact of long-term operating performance if we continue to have such activities in the future.

We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains or losses on contingent valuation rights, gains and losses on investments and early extinguishment of debt. In addition, by excluding non-cash income and expense items such as amortization of above and below market leases, amortization of deferred financing costs, straight-line rent and non-cash equity compensation from AFFO we believe we provide useful information regarding income and expense items which have no cash impact and do not provide liquidity to the company or require capital resources of the company. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not as involved activities which are excluded from our calculation. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

In addition, we exclude certain interest expenses related to securities that are convertible to common stock as the shares are assumed to have converted to common stock in our calculation of weighted average common shares-fully diluted.

In calculating AFFO, we exclude expenses, which under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger and acquisition fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. Therefore, AFFO may not be an accurate indicator of our operating performance, especially during periods in which mergers are being consummated or properties are being acquired or certain other expense are being incurred. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.

As a result, we believe that the use of FFO and AFFO, together with the required U.S. GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO and AFFO are non-GAAP financial measures and do not represent net income as defined by U.S. GAAP. FFO and AFFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as alternatives to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

 American Realty Capital Properties, Inc.

Unaudited Supplementary Information

(In thousands except per share data)

	Six Months Ended June 30, 2013
	ARCP Historical	ARCP including subsequent activity adjustments and GE Capital Portfolio	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio and Caplease	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio, Caplease and ARCT IV with adjustments	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio, Caplease, ARCT IV with adjustments, Fortress and Inland	ARCP Pro Forma Including all Completed and Probable Mergers and Acquisitions
Unaudited Pro Forma Funds From Operations and Adjusted Funds From Operations
Adjusted net loss attributable to stockholders	$(189,613)	$(207,631)	$(234,255)	$(295,276)	$(302,230)	$(210,253)
Loss (gain) on held for sale properties	(14)	(14)	(14)	(14)	(14)	(19,021)
Depreciation and amortization	52,829	89,333	129,045	190,695	214,215	349,081
Total Funds from Operations (FFO)	(136,798)	(118,312)	(105,224)	(104,595)	(88,029)	119,807

AFFO adjustments:
Acquisition related	20,726	20,726	20,726	47,616	47,616	47,616
Merger and other transaction costs	142,449	142,449	144,870	137,769	137,769	175,470
Listing and tender offer expenses and other adjustments	-	-	-	-	-	2,854
Loss on contingent value rights	31,134	31,134	31,134	31,134	31,134	31,134
Gain/losses on investment securities and early extinguishment of debt	(451)	(451)	(451)	927	927	2,258
Loss on derivative instruments	45	45	40	40	40	7,822
Interest on convertible obligation to preferred investors (2)	1,630	1,630	1,630	1,630	1,630	1,630
Interest on convertible debt (2)	-	5,828	5,828	5,828	5,828	5,828
Dividends allocable preferred shares	-	-	7,873	43,833	43,833	43,833
Amortization of above and below-market lease asset	126	126	(777)	(779)	(779)	822
Amortization of deferred financing costs	3,274	4,282	5,482	5,588	5,588	13,295
Other amortization expense and other adjustments	-	-	-	-	-	3,177
Proportionate share of adjustments for unconsolidated joint ventures	-	-	-	-	-	151
Straight-line rent	(2,975)	(4,203)	(8,816)	(10,667)	(12,447)	(40,243)
Non-cash equity compensation expense	4,330	4,330	4,330	4,330	4,330	4,330
Total Adjusted Funds from Operations (AFFO)	$63,490	$87,584	$106,645	$162,654	$177,440	$419,784

Weighted average common shares (1):
Basic	157,904	187,316	203,854	241,389	241,389	712,198
Fully Diluted	162,733	239,083	275,563	319,930	319,930	790,739

FFO per share:
Basic	$(0.87)	$(0.63)	$(0.52)	$(0.43)	$(0.36)	$0.17
Diluted	$(0.84)	$(0.49)	$(0.38)	$(0.33)	$(0.28)	$0.15

AFFO per share:
Basic	$0.40	$0.47	$0.52	$0.67	$0.74	$0.59
Diluted	$0.39	$0.37	$0.39	$0.51	$0.55	$0.53

	Year Ended December 31, 2012
	ARCP Historical	ARCP including subsequent activity adjustments and GE Capital Portfolio	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio and Caplease	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio, Caplease and ARCT IV with adjustments	ARCP Pro Forma Including Subsequent Adjustments, GE Capital Portfolio, Caplease, ARCT IV with adjustments, Fortress and Inland	ARCP Pro Forma Including all Completed and Probable Mergers and Acquisitions
Unaudited Pro Forma Funds From Operations and Adjusted Funds From Operations
Adjusted net loss attributable to stockholders	$(39,399)	$(53,898)	$(104,055)	$(214,313)	$(226,378)	$6,490
Loss (gain) on held for sale properties	600	600	600	600	600	(107,857)
Depreciation and amortization	40,700	178,665	258,089	388,104	444,745	714,477
Total Funds from Operations (FFO)	1,901	125,367	154,634	174,391	218,967	613,110

AFFO adjustments:
Acquisition related	42,761	42,761	42,761	45,070	45,070	108,962
Merger and other transaction costs	2,603	2,603	2,603	2,603	2,603	2,603
Listing and tender offer expenses and other adjustments	-	-	-	-	-	-
Loss on contingent value rights	-	-	-	-	-	-
Gain/losses on investment securities and early extinguishment of debt	-	-	(10,790)	(10,790)	(10,790)	(23,245)
Loss on derivative instruments	-	-	-	-	-	12,903
Interest on convertible obligation to preferred investors (2)	-	-	-	-	-	-
Interest on convertible debt (2)	-	11,656	11,656	11,656	11,656	11,656
Dividends allocable preferred shares	-	-	-	71,921	71,921	71,921
Amortization of above and below-market lease asset	117	117	(722)	(723)	(723)	2,360
Amortization of deferred financing costs	841	2,856	3,149	3,149	3,149	19,107
Other amortization expense and other adjustments	-	-	-	-	-	(7,027)
Proportionate share of adjustments for unconsolidated joint ventures	-	-	-	-	-	(1,795)
Straight-line rent	(2,008)	(8,406)	(9,748)	(13,451)	(16,924)	(72,516)
Non-cash equity compensation expense	1,180	1,180	1,180	1,180	1,180	1,180
Total Adjusted Funds from Operations (AFFO)	$47,395	$178,134	$194,723	$285,006	$326,109	$739,219

Weighted average common shares (1):
Basic	151,238	180,650	197,188	234,723	234,723	705,532
Fully Diluted	210,099	286,449	322,929	367,295	367,295	838,104

FFO per share:
Basic	$0.01	$0.69	$0.78	$0.74	$0.93	$0.87
Diluted	$0.01	$0.44	$0.48	$0.47	$0.60	$0.73

AFFO per share:
Basic	$0.31	$0.99	$0.99	$1.21	$1.39	$1.05
Diluted	$0.23	$0.62	$0.60	$0.78	$0.89	$0.88

(1)	Weighted average shares include the pro forma effect of the repurchase of 27.7 million shares of common stock, based on the conversion ratio of 0.95 share of ARCP common stock to 1 share of ARCT III common stock in conjunction with the merger of ARCP and ARCT III in February 2013, as well as the issuance of an additional 29.4 million shares of common stock and 28.4 million shares of convertible preferred stock that was issued in the second quarter of 2013 as if it had been issued at the beginning of the period.

(2)	Interest on obligations that are convertible to common stock are added back to our net income in the calculation of AFFO as the instruments are assumed to have been converted to common stock in our calculation of weighted average shares — fully diluted.